     As filed with the Securities and Exchange Commission on August 20, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                        98-0213257
      (State or Other Jurisdiction of                         (I.R.S. Employer
      Incorporation or Organization)                         Identification No.)

        8851 TRANS-CANADA HIGHWAY
           ST-LAURENT, QUEBEC
                  CANADA                                          H4S 1Z6
(Address of Principal Executive Offices)                         (Zip Code)

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                                STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 GARY MOSKOVITZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            8851 TRANS-CANADA HIGHWAY
                               ST-LAURENT, QUEBEC
                                 CANADA H45 1Z6
                     (Name and Address of Agent For Service)
                                 (514) 331-3738
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              JOHN A. BURGESS, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                             TELEPHONE: 617-526-6000
                             TELECOPY: 617-526-5000

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
Title of Securities                               Proposed Maximum      Proposed Maximum
to be Registered       Amount to be Registered   Offering Price Per    Aggregate Offering        Amount of
                                                       Share                 Price           Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value per share     3,500,000 shares(1)           $0.42(2)            $1,470,000(2)           $367.50
==============================================================================================================

(1) Consists of (i) 3,500,000 shares issuable under the Lumenon Innovative Lightwave Technology, Inc. Stock Option Incentive Plan

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on August 17, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     ITEM 1. PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by law, our certificate of incorporation limits the personal liability of a director for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for:

     - any breach of the director's duty of loyalty to us or our stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payment of dividends or stock purchases or redemptions; or any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation and by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director, officer, employee or an agent of Lumenon or is or was serving at our request as a director, officer, employee or agent of another entity, against all outlays incurred by him in connection with these proceedings.

     We propose to enter into indemnity agreements with our directors and executive officers. The indemnity agreements will provide that we shall indemnify them from and against liabilities and outlays in connection with any threatened, pending or completed proceeding in which they are a party (other than a proceeding by or in the right of Lumenon to procure a judgment in its favor), unless it is determined that they did not act in good faith and for a purpose which they reasonably believed to be in the best interests of Lumenon and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements will also provide that we shall indemnify them if they are a party to or threatened to be made a party to any proceeding by or in the right of Lumenon to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to Lumenon, not opposed to, the best interests of Lumenon, except that no indemnification for those losses shall be made in respect of (a) any claim, issue or matter as to which they shall have been adjudged to be liable to us or (b) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which this action or proceeding was brought determines upon application that they are fairly and reasonably entitled to indemnity for these expenses. This indemnification will be in addition to any other rights to which these officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

     We maintain a CDN$5,000,000 directors and officers liability insurance policy.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9. UNDERTAKINGS.

     1.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada on this 20th day of August, 2001.

                                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

                                  By: /s/ Gary Moskovitz
                                      ------------------------------------
                                      Gary Moskovitz
                                      President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Lumenon Innovative Lightwave Technology, Inc., hereby severally constitute and appoint Gary Moskovitz and Mark P. Andrews, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Lumenon Innovative Lightwave Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                     TITLE                                 DATE
      ---------                     -----                                 ----

/s/ Gary Moskovitz           President, Chief Executive              August 20, 2001
----------------------       Officer, Secretary and Director
Gary Moskovitz               (Principal executive officer and
                             principal financial and
                             accounting officer)


/s/ Mark P. Andrews          Vice President, Chief Technology        August 20, 2001
--------------------         Officer and Director
Mark P. Andrews


/s/ Gilles Marcotte          Chairman of the Board                   August 20, 2001
---------------------
Gilles Marcotte


/s/ Pierre Paul Allard       Director                                August 20, 2001
----------------------
Pierre-Paul Allard



/s/ Guy Brunet               Director                                August 20, 2001
--------------------
Guy Brunet


/s/ Pierre Andre Roy         Director                                August 20, 2001
---------------------
Pierre-Andre Roy


                                INDEX TO EXHIBITS

Number                       Description
------                       -----------
4.1(1)    Amended and Restated Certificate of Incorporation of the Registrant

4.2       Second Amended and Restated By-Laws of the Registrant

5.1       Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1      Consent of Hale and Dorr LLP
          (included in Exhibit 5.1)

23.2      Consent of KPMG LLP

24.1 Power of attorney (included on the signature pages of this registration statement)

99.1      Stock Option Incentive Plan of the Registrant, as amended

------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form 10 dated February 23, 2000, as amended, (File No. 0-27977) and incorporated herein by reference.